EXHIBIT 11


              CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions
"Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our report dated
August 11, 1997 with respect to Stein Roe Institutional
High Yield Fund in the Registration Statement (Form N-1A) of Stein Roe Institutional Trust and related Prospectus and Statement of Additional Information of Stein Roe
Institutional High Yield Fund, filed with the Securities and Exchange Commission in this Post-Effective Amendment
No. 4 to the Registration Statement under the Securities
Act of 1933 (Registration No. 333-13331) and in this
Amendment No. 5 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-
07823).


                                      ERNST & YOUNG LLP


Chicago, Illinois
October 30, 1997